EXHIBIT 4.6

AMENDMENT NO. 3 TO

AMENDED AND RESTATED TRUST SALE AND SERVICING AGREEMENT

THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED TRUST SALE AND SERVICING AGREEMENT (this “Amendment”) is made as of January 21, 2004, among World Omni Financial Corp., a Florida corporation (“World Omni”), WODFI LLC, a Delaware limited liability company (“WODFI”), and World Omni Master Owner Trust, a Delaware statutory trust (the “Trust”).

World Omni, as Servicer, WODFI, as Transferor, and the Trust are parties to the Amended and Restated Trust Sale and Servicing Agreement, dated as of April 6, 2000, as amended August 11, 2000 and as further amended December 30, 2002 (the “Trust Sale and Servicing Agreement”). Capitalized terms used herein but not otherwise defined have the meanings set forth in Appendix A to the Trust Sale and Servicing Agreement.

1. Amendments to Appendix A Part I. The following definitions are hereby amended as follows:

(a)	The following definitions are hereby added to Appendix A Part I:

““Acquired Receivables” shall mean Receivables acquired by World Omni from a third-party Originator.”

““Acquired Receivables Overconcentration” shall mean the excess, if any, of (x) the aggregate Acquired Receivables for which the Rating Agency Condition is not satisfied over (y) the product of (i) 1% and (ii) the Pool Balance on the last day of the preceding Collection Period.”

(b)	The definition of “Dealer Concentration Limit” is hereby amended by deleting the definition in its entirety and replacing it with the following:

“means (i) 8% for one Dealer Group designated by the Servicer, (ii) 7% for one Dealer Group designated by the Servicer, (iii) 6% for each of two Dealer Groups designated by the Servicer, (iv) 5% for two Dealer Groups, (v) 4% for one Dealer Group designated by the Servicer, (vi) 3% for five Dealer Groups and (vii) 2% for each of the remaining Dealer Groups.”

(c)	The definition of “Originator” is hereby amended by deleting the definition in its entirety and replacing it with the following:

“shall mean (i) World Omni and (ii) such other Person as shall have originated or underwritten Receivables in the ordinary course of its business under financing guidelines substantially similar to the Floorplan Financing Guidelines.”

(d)	The definition of “Overconcentration Amount” is hereby amended by deleting the definition in its entirety and replacing it with the following:

“on any Determination Date shall mean the sum, without duplication, of (i) the aggregate Dealer Overconcentrations on such Determination Date, (ii) the aggregate Manufacturer Overconcentrations on such Determination Date, (iii) the Asset Based Receivable Overconcentration on such Determination Date, (iv) the aggregate of the Asset Based Receivable Dealer Overconcentrations, (v) the aggregate Mega-Dealer Group Manufacturer Overconcentration on such Determination Date and (vi) the aggregate Acquired Receivables Overconcentrations on such Determination Date.

2. Amendments to Section 3.10(a). The first occurrence of the word “shall” in the first sentence of Section 3.10(a) shall be deleted and replaced with “may”.

3. Amendments to Section 8.1(a). Section 8.1(a) of the Trust Sale and Servicing Agreement is hereby amended by deleting Sections 8.1(a) its entirety and replacing it with the following:

“(a) This Agreement may be amended by the Servicer, the Transferor and the Trust without the consent of any of the Securityholders or Enhancement Providers (but with prior notice to the Rating Agencies and the Indenture Trustee) to (i) cure any ambiguity, (ii) correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision in this Agreement, (iii) add or supplement any liquidity, credit or other enhancement arrangement for the benefit of any Securityholders or Enhancement Providers (provided that if any such addition shall affect any series of Securityholders differently than any other series of Securityholders, then (A) such addition shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any series of Securityholders or (B) provided that the Rating Agency Condition has been met with respect thereto), (iv) add to the covenants, restrictions or obligations of the Transferor, the Servicer, the Trust, or the Owner Trustee for the benefit of the Securityholders or Enhancement Providers and (v) add, change or eliminate any other provision of this Agreement in any manner (A) that shall not, as evidenced by an Opinion of Counsel, materially and adversely affect the interests of the Securityholders or Enhancement Providers or (B) provided that the Rating Agency Condition has been met with respect thereto. Notwithstanding anything herein to the contrary, the Servicer may at any time and from time to time amend, modify or supplement the form of Payment Date Statement.”

4. Amendments to Section 8.1(b). Section 8.1(b) of the Trust Sale and Servicing Agreement is hereby amended by deleting Sections 8.1(b) its entirety and replacing it with the following:

“(b) This Agreement may be amended from time to time by the Servicer, the Transferor and the Trust with the consent of Noteholders whose Notes evidence not less than a majority in principal amount of the Controlling Class of each series of Notes adversely affected in any material respect thereby (which consent, whether given pursuant to this Section 8.1 or pursuant to any other provision of this Agreement, shall be conclusive and binding on such Person and on all future Holders of such Notes and of any Notes issued upon the transfer thereof or in exchange thereof or in lieu thereof whether or not notation of such consent is made upon the Notes) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or accelerate or delay the timing of, distributions that shall be required to be made on any Security without the consent of the Holder thereof (it being understood that the issuance of any Securities after the Initial Closing Date as contemplated by this Agreement, the Trust Agreement and the Indenture and the specification of the terms and provisions thereof pursuant to a Series Supplement shall not be deemed to have such effect for purposes hereof), (b) change the definition of or the manner of calculating the interest of any Note without the consent of the holder thereof, (c) adversely affect the rating of any series of Securities without the consent of the Holders of two-thirds of the Outstanding Amount of each such affected class of Notes or (d) reduce the aforesaid percentage required to consent to any such amendment, without the consent of such aforesaid percentage of the Notes then outstanding; provided, further, that no amendment contemplated by this Section 8.1(b) may be made without satisfaction of the Rating Agency Condition (unless waived by a majority of the Outstanding Amount of each such affected class of Notes). Prior to the execution of any such amendment, supplement or consent, the Servicer shall furnish written notification of the substance of such amendment, supplement or consent to the Indenture Trustee.”

5. Limitation of Owner Trustee Liability. It is expressly understood and agreed by the parties that (a) this document is executed and delivered by Chase Manhattan Bank USA, National Association, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Chase Manhattan Bank USA, National Association but is made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on Chase Manhattan Bank USA, National Association, individually or personally, to perform any covenant of the Trust either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Chase Manhattan Bank USA, National Association be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents.

6. Action by Owner Trustee. The Servicer hereby certifies that all of the conditions precedent for the making of this Amendment have been complied with and World Omni Financial Corp., as Administrator, hereby directs the Owner Trustee, in its capacity as Owner Trustee on behalf of the Trust, to execute this Amendment.

7. Miscellaneous. This Amendment shall be construed in accordance with the laws of the State of New York, without reference to the principles of conflict of law thereof or of any other jurisdiction, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument. The provisions of this Amendment shall be deemed to be incorporated in, and made a part of, the Trust Sale and Servicing Agreement; and the Trust Sale and Servicing Agreement, as amended by this Amendment, shall be read, taken and construed as one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to the Trust Sale and Servicing Agreement to be duly executed by their respective officers as of the date first written above.

WORLD OMNI FINANCIAL CORP.,
Servicer,

By	/s/ Alan Browdy
Name:	Alan Browdy
Title:	Assistant Treasurer

WODFI LLC
Transferor,

By	/s/ Alan Browdy
Name:	Alan Browdy
Title:	Assistant Treasurer

WORLD OMNI MASTER OWNER TRUST

By:	CHASE MANHATTAN BANK USA, NATIONAL ASSOCIATION not in its individual capacity, but solely as Owner Trustee on behalf of the Trust

By	/s/ John J. Cashin
Name:	John J. Cashin
Title:	Vice President

Receipt of this Amendment Acknowledged:

BNY MIDWEST TRUST COMPANY not in its individual capacity, but solely as Indenture Trustee

By	/s/ Robert Castle
Name:	Robert Castle
Title:	Assistant Vice President